EXHIBIT 10.1

LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT (“Agreement”) is made and entered into as of February 7, 2023, by and between CCP Concourse, LLC., a Virginia limited liability company (“Landlord”), and Tenax Therapeutics, Inc., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Concourse Associates, LLC, a North Carolina limited liability company (predecessor to Landlord), and Oxygen Biotherapeutics, Inc., a North Carolina corporation (predecessor to Tenant), entered into that certain Office Lease Agreement, dated January 27, 2011 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement, by and between Landlord and Tenant, dated August 2015 (the “First Amendment”), and by that certain Second Amendment to Lease Agreement, by and between Landlord and Tenant, dated February 2021 (the “Second Amendment” and as amended, the “Lease”) for Suite 490 in a building known as the Concourse Building (“Building”) located at One Copley Parkway, Morrisville, North Carolina (“Premises”); and

WHEREAS, the Lease, as amended, has an expiration date of June 30, 2024; and

WHEREAS, Tenant vacated and surrendered the Premises to Landlord effective October 31, 2022; and

WHEREAS, Landlord has provided notice to Tenant that the failure to make certain payments as and when due under the Lease, among other acts or omissions, constitutes Tenant’s default under the Lease, which default has not been cured; and

WHEREAS, Landlord and Tenant have agreed to an earlier termination of the Lease and to fully and finally resolve all claims between the parties arising out of the Lease according to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained, Landlord and Tenant agree as follows:

1. Termination Date. The Lease shall be cancelled and terminated and thereafter be deemed null, void, and of no force and effect whatsoever immediately upon receipt of the Termination Payment described below in Section 2. Tenant shall make best efforts to remit this payment on or before January 31, 2023.

2. Termination Payment. In complete and full consideration of all claims that the Landlord has or may have against the Tenant pursuant to the Lease, Tenant shall pay to Landlord the sum of $169,867.41 in immediately available funds (the “Termination Payment”) (i) subsequent to the full execution of this Agreement by all parties and (ii) prior to the Termination Date. Upon Landlord’s receipt of the Termination Payment, Tenant shall have no obligation to make any further payments to Landlord or any other third party arising out of the Lease, including without limitation, any payment of rent (including any rent previously deferred or abated), real estate taxes, landscaping, utilities, insurance, repairs, maintenance, painting, or other charges arising out of the Lease, whether such charges were due or accrued prior to, on, or subsequent to the Termination Date.

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3. Release. Landlord and Tenant hereby release and forever discharge each other from any and all debts, demands, actions, claims, suits, and liabilities whatsoever of every name and nature, whether in law or in equity, now or hereafter existing, arising out of or in connection with the Lease.

5. Landlord's Representations. Landlord represents that it is the current owner of the Premises and the current Landlord under the Lease, that it is fully authorized to execute this Agreement and that the consent of no other party is required.

6. Complete Agreement. This Agreement contains the complete agreement of the parties hereto with respect to the termination of the Lease and supersedes any and all prior agreements, understandings or representations, whether written or verbal.

7. Severability.The unenforceability or invalidity of any one or more provisions hereof shall not affect the validity or enforceability of any of the other provisions hereof.

8. Binding Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

9. Governing Law and Venue. This Agreement shall be governed by and construed under and in accordance with laws of the State of North Carolina.

10. Counterparts. This Agreement may be executed in one or more counterparts and shall become effective only when one or more counterparts have been executed by each of the parties hereto. Each counterpart shall be deemed an original, but all of the counterparts shall constitute one Agreement.

[SIGNATURES ON NEXT PAGE.]

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IN WITNESS WHEREOF, the parties have executed this Agreement under seal effective as of the day and date first above written.

LANDLORD:

CCP CONCOURSE, LLC,

a Virginia limited liability company

By: Continental Asset Management Group, LLC,

its Authorized Agent

By: /s/ Jeremy R. McLendon

Name: Jeremy R. McLendon

Manager

TENANT:

Tenax Therapeutics, Inc.,

a Delaware corporation

By: /s/ Chris Giordano

Name: Chris Giordano

Title: President/CEO

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